UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

V. F. Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices) (zip code)

(336) 424-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2017, the Board of Directors of V. F. Corporation (“VF”) approved a change in VF’s fiscal year from the Saturday closest to December 31 of each year to the Saturday closest to March 31 of each year, effective for the fiscal year beginning April 1, 2018 and ending March 30, 2019. VF expects to file a transition report on Form 10-QT for the transition period from December 31, 2017 to March 31, 2018.

Item 7.01.   Regulation FD Disclosure.

          On March 30, 2017, VF issued a press release introducing its 2021 Plan and updating its strategy and long-term financial outlook to be presented at an investor day in Boston.   In addition, VF announced that its Board of Directors had approved a new share repurchase authorization in the amount of $5 billion. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	V.F. Corporation press release dated March 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: March 30, 2017	By:	/s/ Laura C. Meagher
		Name:	Laura C. Meagher
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	V.F. Corporation press release dated March 30, 2017.